Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                SCI SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   63-0583436
                    (I.R.S. Employer Identification Number)

                            2101 West Clinton Avenue
                            Huntsville, Alabama 35805
               (Address of Principal Executive Offices) (Zip Code)

                   SCI SYSTEMS, INC. 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               A. Eugene Sapp, Jr.
                                Chairman and CEO
                                SCI Systems, Inc.
                            2101 West Clinton Avenue
                            Huntsville, Alabama 35805
                     (Name and Address of Agent for Service)

                                 (256) 882-4800
          (Telephone Number, Including Area Code, of Agent for Service)

                          Copies of Communications to:


            Michael Sullivan                    Katherine M. Koops, Esq.
     Secretary and General Counsel       Powell, Goldstein, Frazer & Murphy LLP
           SCI Systems, Inc.                         Sixteenth Floor
        2101 West Clinton Avenue               191 Peachtree Street, N.E.
       Huntsville, Alabama 35805                 Atlanta, Georgia 30303


                         CALCULATION OF REGISTRATION FEE
=========================================================================================
                                                             Proposed
                                                              Maximum
                                        Proposed Maximum     Aggregate      Amount of
  Title of Securities     Amount To Be   Offering Price      Offering      Registration
    To Be Registered       Registered     Per Share(1)       Price(1)          Fee
-----------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share(2)......    7,500,000        $24.975        $187,312,500      $46,829
=========================================================================================

(1)   Estimated solely for the purpose of determining the registration fee.
(2) Includes an equivalent number of Common Stock Purchase Rights that trade with the Registrant's Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

                                     PART II

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (1) Annual Report on Form 10-K for the year ended June 30, 2000 (Commission File No. 1-12821);

      (2) Quarterly Reports on Form 10-Q for the quarters ended September 24, 2000, and December 24, 2000 (Commission File No. 1-12821);

      (3) Current Report on Form 8-K dated December 20, 2000 (Commission File No. 1-12821);

      (4) Registration Statement on Form 8-A for the Registrant's common stock filed under Section 12(b) of the Exchange Act (File No. 1-12821); and

      (5) Registration Statement on Form 8-A for the Registrant's common stock purchase rights filed under Section 12(b) of the Exchange Act (File No. 1-12821).

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.


Item 5.  Interests of Named Experts and Counsel.

      Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the securities registered hereby.

Item 6.  Indemnification of Directors and Officers.

      Article XII of the Company's Bylaws, as amended, and Article Tenth of the Company's Second Restated Certificate of Incorporation, as amended, set forth the extent to which the Company's directors and officers may be indemnified by the Company against the liabilities which they may incur in such capacities. Such indemnification is authorized by Section 145 of the General Corporation Law of Delaware. These provisions generally provide that the directors and officers of the Company, their heirs, executors and administrators, will be indemnified by the Company against expenses reasonably incurred in connection with any action, suit or proceeding to which a director or officer may be made a party by reason of his serving in such capacity, except in relation to matters where such director or officer may be finally adjudged to have been liable for negligence or misconduct. In the event of a settlement of any such action, suit or proceeding, indemnification will be provided only in connection with those matters as to which the Company is advised by counsel that the person to be indemnified did not commit a breach of duty to the Company. Article Fifteenth of the Company's Second Restated Certificate of Incorporation also provides that no director of the Company will be liable to the Company or to the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a breach of a duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of the law, an improper personal benefit or liability under Section 174 of the General Corporation Law of Delaware.

      The Company maintains directors and officers' liability insurance policies covering claims made against its directors and officers for certain wrongful acts done in such capacities and providing reimbursement to the Company for its indemnification of its directors and officers in respect of such claims.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Consultants and Advisors.

      Securities will not be issued to consultants or advisors of the Company under the Plan.

Item 9.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference herein:


Exhibit
Number                                   Description
-----                                    -----------

3.1 Registrant's Second Restated Certificate of Incorporation, as amended by Certificate of Amendment of the Second Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on January 26, 1996 (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 333-05917), as amended), by Certificate of Amendment to Second Restated Certificate of Incorporation dated December 15, 1997 (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997) and by Certificate of Amendment to Second Restated Certificate of Incorporation filed November 16, 2000 (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-8 filed on the date hereof for the SCI Systems, Inc. U.S. Employee Stock Purchase Plan).

3.2 By-laws of the Registrant, as amended. (Incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (File No.333-05917) as amended).

4.1 Second Restated Certificate of Incorporation, filed as Exhibit 3.1, and By-laws of Registrant, as amended, filed as Exhibit 3.2, are incorporated herein by reference.

4.2 Rights Agreement between the Registrant and Mellon Investor Services (incorporated by reference to Exhibit 2 to the Registration Statement on Form 8-A dated December 22, 2000)

5       Opinion of Powell, Goldstein, Frazer & Murphy LLP

23.1    Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit
        5)

23.2    Consent of Independent Public Accountants.

24      Power of Attorney (see signature pages to this Registration Statement)

99      SCI Systems, Inc. 2000 Stock Incentive Plan, as amended.

Item 9.  Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this the 22nd day of January, 2001.

                                     SCI SYSTEMS, INC.

                                     By:  /s/ A. Eugene Sapp, Jr.
                                          --------------------------------------
                                          A. Eugene Sapp, Jr.
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. EUGENE SAPP, JR. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                             Title                  Date
        ---------                             -----                  ----
/s/ A. Eugene Sapp, Jr.            Chairman and Chief           January 22, 2001
--------------------------         Executive Officer
A. Eugene Sapp, Jr.

/s/ William E. Fruhan              Director                     January 22, 2001
--------------------------
William E. Fruhan

/s/ David A. Jones                 Director                     January 22, 2001
--------------------------
David A. Jones

/s/ Olin B. King                   Director and Chairman        January 22, 2001
--------------------------         Emeritus
Olin B. King

/s/ Wayne Shortridge               Director                     January 22, 2001
--------------------------
Wayne Shortridge

/s/ G. Robert Tod                  Director                     January 22, 2001
--------------------------
G. Robert Tod

/s/ Jackie M. Ward                 Director                     January 22, 2001
--------------------------
Jackie M. Ward

/s/ James E. Moylan                Senior Vice President and    January 22, 2001
--------------------------         Chief Financial Officer
James E. Moylan

START HERE

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                                        Description
------                                        -----------

3.1 Registrant's Second Restated Certificate of Incorporation, as amended by Certificate of Amendment of the Second Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on January 26, 1996 (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No.333-05917), as amended), by Certificate of Amendment to Second Restated Certificate of Incorporation dated December 15, 1997 (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997) and by Certificate of Amendment to Second Restated Certificate of Incorporation filed November 16, 2000 (incorporated by reference to
        Exhibit 3.1 to Registration Statement on Form S-8 filed on the date hereof for the SCI Systems, Inc. U.S. Employee Stock Purchase Plan).

3.2 By-laws of the Registrant, as amended. (Incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (File No.333-05917) as amended).

4.1 Second Restated Certificate of Incorporation, filed as Exhibit 3.1, and By-laws of Registrant, as amended, filed as Exhibit 3.2, are incorporated herein by reference.

4.2 Rights Agreement between the Registrant and Mellon Investor Services (incorporated by reference to Exhibit 2 to the Registration Statement on Form 8-A dated December 22, 2000)

5       Opinion of Powell, Goldstein, Frazer & Murphy LLP

23.1    Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit
        5)

23.2    Consent of Independent Public Accountants.

24      Power of Attorney (see signature pages to this Registration Statement).

99      SCI Systems, Inc. 2000 Stock Incentive Plan, as amended.